EXHIBIT 13.1

CERTIFICATION
 PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED PURSUANT TO
SECTION 906 OF THE US SARBANES-OXLEY ACT OF 2002

CHC Helicopter Corporation (the “Company”) is filing with the US Securities and Exchange Commission on the date hereof, its amended annual report on Form 20-F for the fiscal year ended April 30, 2007 (the “Amended Report”).

I, Sylvain Allard, President and Chief Executive Officer of the Company, certify, pursuant to 18 USC. section1350, as enacted pursuant to Section 906 of the US Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the US Securities Exchange Act of 1934; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 24, 2008	/s/ Sylvain Allard
Sylvain Allard President & Chief Executive Officer